Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Reliant Home Warranty Corporation dated March 30, 2007, which includes an uncertainty paragraph concerning the Company's ability to continue as a going concern, appearing in its Annual Report on Form 10-KSB for the year ended December 31, 2006, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/S/ Berman Hopkins Wright & LaHam, CPAs and Associates, LLP

Winter Park, Florida
April 11, 2007